Exhibit 10.3

ACCELERIZE INC.

Accelerize Inc. Stock Option Plan

Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made as of the date shown as the “Date of Grant of Option” on Schedule 1 attached hereto and is between Accelerize Inc., a Delaware corporation (the “Company”), and the individual identified on Schedule 1 (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Company has instituted the “Accelerize Inc. Stock Option Plan,” as amended and in effect from time to time (the “Plan”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has granted to the Optionee a stock option upon the terms and subject to the conditions of this Agreement and of the Plan (which is hereby incorporated herein).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows:

1.             Grant. Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Plan, the Company hereby grants to the Optionee an option (the “Option”) to purchase from the Company the “Number of Shares of Common Stock” as specified on Schedule 1 of the Common Stock, $.001 par value per share (the “Common Stock”), of the Company. If so provided in the “Type of Option” shown on Schedule 1, this Option is intended to constitute an incentive stock option and to qualify for special federal income tax treatment under Section 422 of the Code.

2.             Exercise Price and Further Conditions.

(a)     This Option may be exercised at the “Exercise Price (per share)” as specified on Schedule 1, subject to adjustment as provided herein and in the Plan.

(b)     The exercise of this Option shall, if so requested by the Committee at the time of exercise, be conditioned on the Optionee’s execution of certain letter agreements or other documents as provided in Section 10(b) of the Plan.

3.             Term and Exercisability of Option.

(a)     The Option may be exercised only to the extent vested, as provided under “Vesting” on Schedule 1; provided, however, that the Optionee’s employment, contractual or other service relationship with the Company (the “Relationship”) must be in effect on a given date in order for any scheduled increment in vesting to become effective.

An Option that is otherwise exercisable under the Plan and this Agreement must be exercised within three months of the termination of the Relationship; provided, however, that if the Relationship terminates by reason of the Optionee’s death or disability (as defined in the Plan), the unexercised portion of the Option that is otherwise exercisable on the date of termination of the Relationship shall remain exercisable thereafter for one year.

(b)     This Option, if determined by the Board in its sole and absolute discretion, shall fully vest and become exercisable immediately prior to the effective date of a Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than fifty percent of the outstanding capital stock of the Company in a non-public sale, (iii) the dissolution or liquidation of the Company or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to the transaction; provided, however, that the term “Change in Control” shall not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(c)     Notwithstanding Sections 3(a) and 3(b) above, if the Relationship terminates without cause (as defined in an applicable employment agreement), the Committee may, in its sole discretion, (i) accelerate vesting or provide that vesting shall continue and/or (ii) extend the exercisability of the Option.

(d)     For purposes of this Section 3, the term “Company” refers to the Company and all Subsidiaries.

4.             Method of Exercise. Prior to its expiration and to the extent that the right to purchase shares of Common Stock is exercisable hereunder, this Option may be exercised from time to time by notice acceptable to the Company substantially in the form attached hereto as Exhibit A or in such other form as the Company may from time to time announce, stating the number of shares with respect to which this Option is being exercised and accompanied by either (a) payment in full of the exercise price for the number of shares to be delivered by any method described in Section 5(c) of the Plan, including, without limitation, payment in whole or in part by delivery of shares already owned by the Optionee or by delivery of a recourse promissory note to the Company in the form and on the terms specified by the Company or (b) a description of a “cashless exercise” procedure and such other documents and undertakings as are necessary to satisfy that procedure. Any exercise of less than all vested shares must be for a minimum of ten shares. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.

5.             Nonassignability of Option. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution or as permitted by the Committee in its discretion pursuant to the first sentence of Section 5(g) of the Plan. During the life of the Optionee, this Option shall be exercisable only by him or her, by a conservator or guardian duly appointed for him or her by reason of the Optionee’s incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel.

6.             Forfeiture for Dishonesty or Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, if the Board determines, after full consideration of the facts, that:

(a)     the Optionee has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or of a third party who has entrusted such information to the Company or has been convicted of a felony or any crime that reflects negatively upon the Company; or

(b)     the Optionee has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other agreement with the Company to which he or she is a party; or

(c)     the employment or involvement with the Company of the Optionee was terminated for “cause,” as defined in any agreement with the Optionee governing his or her Relationship, or if there is no such agreement, as determined by the Board, which may determine that “cause” includes among other matters the willful failure or refusal of the Optionee to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Board;

then the Optionee’s right to exercise this Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit the unexercised portion of this Option and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon any previous exercise of this Option, at a price equal to the lower of (x) the amount paid to the Company upon such exercise, or (y) the Fair Market Value of such shares at the time of repurchase. If the Company asserts that the Optionee’s behavior falls within the provisions of the clauses above and the Optionee has exercised or attempts to exercise this Option prior to consideration of the application of this Section 6 or prior to a decision of the Board, the Company shall not be required to recognize such exercise until the Board has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Board makes an adverse determination; provided, however, that if the Board finds in favor of the Optionee then the Optionee will be deemed to have exercised this Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Board as to the cause of the Optionee’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of the Optionee by the Company. For purposes of this Section 6, reference to the “Company” shall include any Subsidiary.

7.             Right of Repurchase. The provisions of Section 10(a) of the Plan shall not apply to shares acquired on the exercise of this Option as long as shares of the Company’s Common Stock are publicly traded.

8.             Confidentiality. The Optionee hereby agrees that the entire contents of this Agreement are confidential at all times, and that the Option’s exercisability is conditioned on his or her compliance with this covenant; provided, however, that the Optionee may disclose the contents of this Agreement to his or her spouse and to his or her legal and financial advisors.

9.             Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he or she will, if requested, execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company.

10.           Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 9 hereof, if such restrictions are then in effect.

11.           Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as required or permitted by Section 8 of the Plan.

12.           Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state or local taxes arising by reason of such exercise (the “Withholding Amount”), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his or her cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Common Stock or may withhold from the shares of Common Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount; and provided, further, that the Fair Market Value of Common Stock withheld shall not exceed an amount in excess of the minimum required withholding.

13.           Notice of Disqualifying Disposition. If this Option is intended to constitute an incentive stock option, the Optionee agrees to notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (a) the second anniversary of the date of grant of the Option and (b) the first anniversary of the date the shares were issued upon his or her exercise of the Option.

14.           Termination or Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will adversely affect rights or impose new obligations under this Option, to the extent it is then in effect and unexercised without the consent of the Optionee.

15.           Effect Upon Employment and Performance of Services. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or utilize the services of the Optionee or to retain the Optionee in its employ or to engage or retain the services of, or continue its involvement with, the Optionee.

16.           Time for Acceptance. Unless the Optionee shall evidence his or her acceptance of this Option by executing this Agreement and returning it to the Company within thirty days after its delivery to him or her, the Option and this Agreement shall, in the discretion of the Company, be null and void.

17.           General Provisions.

(a)     Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not adversely affect the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b)     Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

(c)     Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(d)     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of New York (other than the law governing conflict of law questions) except to the extent the laws of any other jurisdiction are mandatorily applicable.

(e)     Data Privacy. By entering into this Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Optionee: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form. For purposes of this Section 17(e), the term “Company” refers to the Company and each of its Subsidiaries.

(f)     Notices. Unless otherwise provided or permitted by the Company or the Committee, as applicable, any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:      To his or her address as listed on the books of the Company

To the Company:                 1431 7th Street

Suite 203

Santa Monica, CA 90401

Attention: Damon Stein

Facsimile: (310) 496-2436

(g)     Version Number. This document is Version 2 of the Accelerize Inc. Stock Option Plan Stock Option Agreement.

Schedule 1 to Stock Option Agreement

Name of Optionee:

Date of Grant of Option:

Version: 2

Number of shares of Common Stock:

Type of Option: Nonqualified Stock Option

Exercise Price (per share): $

Term:	Subject to Section 3 of the Stock Option Agreement and Section 5 of the Plan, this Option expires at 5:00 p.m. Eastern Time on ____________, 202__.

Vesting: Quarterly over 4 years (No options vest until ____________, 2016):

January 1, 2016	25.00%
April 1, 2016	31.25%
July 1, 2016	37.50%
October 1, 2016	43.75%
January 1, 2017	50.00%
April 1, 2017	56.25%
July 1, 2017	62.50%
October 1, 2017	68.75%
January 1, 2018	75.00%
April 1, 2018	81.25%
July 1, 2018	87.50%
October 1, 2018	93.75%
January 1, 2019	100.00%

* * * * *

IN WITNESS WHEREOF, the Optionee has executed this Agreement and the Company has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the date first set forth above.

Optionee

ACCELERIZE INC.

By:________________________
      Brian Ross, CEO

Exhibit A to Stock Option Agreement

[FORM FOR EXERCISE OF STOCK OPTION]

Accelerize Inc.
20411 SW Birch Ste. 250

Newport Beach, CA 92660

Attention: Brian Ross

Re: Exercise of Option under the Accelerize Inc. Stock Option Plan

Gentlemen:

I hereby elect to exercise the stock option granted to me pursuant and subject to the terms and conditions of the Stock Option Agreement between the Company and me dated as of _______, 20__ (the “Option Agreement”) by and to the extent of purchasing _____ shares of Common Stock, $.001 par value per share, of Accelerize Inc. (the “Company”) for the exercise price of $_____ per share.

Enclosed please find payment, in cash or in such other property as is permitted under the Option Agreement and the Accelerize Inc. Stock Option Plan (the “Plan”), of the purchase price for said shares. If I am making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, I hereby confirm that I have investigated and considered the possible income tax consequences of making payments in that form. I agree to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes, as provided in Section 12 of the Option Agreement.

Also enclosed are executed letters concerning my investment intent representations.

I specifically confirm to the Company that the shares shall be held subject to all of the terms and conditions of the Option Agreement.

Very truly yours,

Date
(Signed by the Employee or other
party duly exercising option)

[Date]

Accelerize Inc.
20411 SW Birch Ste. 250

Newport Beach, CA 92660

Attention: Brian Ross

Gentlemen:

In connection with my acquisition of [Number] shares of the Common Stock, $.001 par value per share (the “Shares”), of Accelerize Inc. (the “Company”), [from the Company at a price of [Amount] per share/from [Name of Seller] for a purchase price of [Amount] per share]/upon the exercise of a stock option at an exercise price of [Amount] per share], I hereby represent to the Company that I am acquiring the Shares to be purchased for my own account for investment and not with a view to, or for resale in connection with, any distribution thereof or the grant of any participation therein, and that I have no present intention of distributing or reselling any thereof, or granting any participation therein. My acquisition of the Shares will be a representation by me to the Company that I am then acquiring the Shares for my own account for investment with no intention of making any distribution thereof. I represent that I understand that there is no trading market for shares of the Company Common Stock, there is no assurance that such market will ever develop, and that any routine resales of the Shares made in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Act”), if Rule 144 becomes available with respect to shares of the Company’s Common Stock, can be made only in limited amounts in accordance with the terms and conditions of that Rule, and as long as Rule 144 is not available with respect to the Shares, absent registration, compliance with Regulation A under the Act or some other exemption will be required for any resale. The Company is under no obligation to me to register the Shares under the Act, to comply with any exemption under the Act or to furnish me with any information necessary to enable me to sell shares of the Company’s Common Stock under Rule 144.

I represent that I fully understand the nature of the risks involved in purchasing the Shares, I am qualified by my own experience to evaluate investments of this type and I am able to bear the economic risks of this investment which may include a total loss of the investment or holding the shares indefinitely. I represent and warrant that I have determined that my investment is a suitable one for me to make in light of all the circumstances, further represent that I have had the opportunity to ask questions of and receive answers from the officers and other employees of the Company regarding the terms and conditions of this purchase as well as the affairs of the Company and related matters and that I have had the opportunity to obtain additional information necessary to verify the accuracy of the information so obtained.

I further represent that I have full authority to carry out this transaction without the consent of any other person.

[Name]